SHARE EXCHANGE AGREEMENT


THIS AGREEMENT is made as of the 13th day of January, 2000.

AMONG:
            PARAMOUNT SERVICES CORP., a body corporate formed pursuant to the laws of the State of Delaware and having an office for business located at Suite 1650, 200 Burrard Street, Vancouver, British Columbia, V6C 3L6

            (the "Purchaser")

AND:

            595796 B.C. LTD., a body corporate formed pursuant to the laws of the Province of British Columbia and having its registered office located at P.O. Box 10068, Pacific Centre, Suite 1600, 609 Granville Street, Vancouver, British Columbia, V7Y 1C3

            (the "Vendor")

AND:

            DAVID  B.  JACKSON,   businessman,  of  2539  Westhill  Drive,  West
            Vancouver, British Columbia V7S 3E4

AND:

            STEPHEN C. JACKSON, businessman, of 7433, 13th Avenue, Burnaby, British Columbia, V3M 2E2

AND:

            DAVID PACKMAN, businessman, of 1858 West 12th Avenue, Vancouver, British Columbia V6J 2E8

            (David B. Jackson, Stephen C. Jackson and David Packman being hereinafter referred to as the "Significant Shareholders")


WHEREAS:

A. WOW town.com Inc. (the "Company") is a body corporate formed pursuant to the laws of the State of Nevada and engaged in the business of developing a community of local market internet portals in major North American urban centers;

B. The Vendor owns all of the issued and outstanding common shares in the capital stock of the Company (the "Company Shares");

C. The Vendor has agreed to sell and the Purchaser has agreed to purchase the Company Shares, subject to the terms and conditions of this Agreement; and

D. The Significant Shareholders own substantially all of the issued and outstanding shares of the Vendor and are being made parties to this Agreement for the purpose of jointly and severally covenanting with the Vendor to indemnify the Purchaser in the manner hereinafter provided.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

Definitions

1.1 In this Agreement the following terms will have the following meanings:

(a) "Acquisition Shares" means the 5,000,000 Purchaser Common Shares to be issued in the name of the Vendor at Closing;

(b)        "Agreement" means this agreement among the Purchaser and the Vendor;

(c) "Bridge Loan" means the sum of $50,000 advanced to the Company as evidenced by the Promissory Note of the Company dated January 13th, 2000 and guaranteed by the Significant Shareholders;

(d) "Business" means all aspects of the business conducted by the Company, including, without limitation, developing a community of local market internet portals in major North American urban centers, extending these portals into suburbs and neighborhoods, and all other related activities;

(e) "Closing" means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with Article 10 hereof;

(f) "Closing Date" means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived;

(g)         "Company" means WOW town.com Inc.;

(h) "Company Accounts Payable and Liabilities" means all accounts payable and liabilities of the Company due and owing as of December 31, 1999 as set forth is Schedule "C" hereto;

(i) "Company Accounts Receivable" means all accounts receivable and other debts owing to the Company as of December 31, 1999;

(j) "Company Assets" means the undertaking and all the property and assets of the Business of every kind and description wheresoever situated including, without limitation, the Company Equipment, the Company Inventory, the Company Material Contracts, the Company Accounts Receivable, the Company Cash, the Company Intangible Assets and the Company Goodwill, and all credit cards, charge cards and banking cards issued to the Company;

(k) "Company Cash" means all cash on hand or on deposit to the credit of the Company on the Closing Date;

(l) "Company Equipment" means all machinery, equipment, furniture, and furnishings used in the Business;

(m) "Company Financial Statements" means the audited financial statements of the Company for the fiscal period ended October 31, 1999, prepared in accordance with United States' generally accepted accounting principles, together with the unqualified auditors' report thereon attached hereto as Schedule "A";

(n) "Company Goodwill" means the goodwill of the Business together with the exclusive right of the Purchaser to represent itself as carrying on the Business in succession of the Company subject to the terms hereof, the right to all corporate, operating and trade names associated with the Business, or any variations of such names as part of or in connection with the Business, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the Business, all necessary licenses and authorizations and any other rights used in connection with the Business;

(o) "Company Intangible Assets" means all of the intangible assets of the Company, including, without limitation, the Company Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property including, without limiting the generality of the foregoing, the domain names listed in Schedule "E" hereto and all other domain names registered by or in the name of the Company or the Vendor or its officers, directors, employees or shareholders and related to the Business;

(p) "Company Inventory" means all inventory and supplies of the Business existing on the Closing Date;

(q) "Company Material Contracts" means the burden and benefit of and the right, title and interest of the Company in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which the Company is entitled in connection with the Business including, without limitation, any loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others, and those contracts listed in Schedule "B" hereto;

(r) "Company Shares" means all of the issued and outstanding shares of the Company's common stock, par value $0.001;

(s)         "Employment   Agreements"  means  employment  agreements  among  the
            Company, David B. Jackson, Stephen C. Jackson and David Packman to be entered into pursuant to Article 7 hereof;

(t) "Place of Closing" means the offices of Century Capital Management Ltd. or such other place as the Purchaser and the Vendors may mutually agree upon;

(u) "Private Placement" means the private sale by the Purchaser of not less than 500 Purchaser Preferred Shares at a price of $1,000.00 per Purchaser Preferred Share;

(v)         "Purchaser" means Paramount Services Corp.;

(w) "Purchaser Accounts Payable and Liabilities" means all accounts payable and liabilities of the Purchaser due and owing as of December 31, 1999 as set forth is Schedule "G" hereto;

(x) "Purchaser Common Shares" means the shares of common stock in the capital of the Purchaser;

(y) "Purchaser Financial Statements" means the audited financial statements of the Purchaser for the periods ended April 30, 1998 and 1999 and the management prepared financial statements of the Purchaser for the six month period ended October 31, 1998 and 1999, true copies of which are attached as Schedule "F" hereto;

(z) "Purchaser Preferred Shares" means the 500 shares of the Purchaser's Series A Convertible Preferred Stock to be issued in the Private Placement;

(aa)      "Significant  Shareholders" means David B. Jackson, Stephen C.Jackson and David Packman; and

(bb)      "Vendor" means 595796 B.C. Ltd.

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

Captions and Section Numbers

1.2 The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

Section References and Schedules

1.3 Any reference to a particular "Article", "section", "paragraph", "clause" or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement. The Schedules to this Agreement are as follows:

Information concerning the Company

            Schedule "A"   Company Financial Statements
            Schedule "B"   Company Material Contracts
            Schedule "C"   Company Accounts Payable and Liabilities
            Schedule "D"   Debts to Related Parties
            Schedule "E"   Domain Names

Information concerning the Purchaser

            Schedule "F"   Purchaser Financial Statements
            Schedule "G"   Purchaser Accounts Payable and Liabilities

Severability of Clauses

1.4 If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.


                                    ARTICLE 2
                       PURCHASE AND SALE OF COMPANY SHARES

Sale of Company Shares

2.1 The Vendor agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Vendor, all the Company Shares at Closing subject to the terms and conditions of this Agreement.

Consideration

2.2 In consideration of the sale of the Company Shares by the Vendor to the Purchaser, the Purchaser agrees to issue the Acquisition Shares to the Vendor at Closing.

Adherence with Applicable Securities Laws

2.3 The Vendor agrees that it is acquiring the Acquisition Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Acquisition Shares (other than pursuant to an effective Registration Statement under the Securities Act of 1933 (United States), as amended) directly or indirectly unless:

(a)   the sale is to the Purchaser;

(b) the sale is made pursuant to the exemption from registration under the Securities Act of 1933 (United States) provided by Rule 144 thereunder; or

(c) the Acquisition Shares are sold in a transaction that does not require registration under the Securities Act of 1933 (United States) or any applicable United States state laws and regulations governing the offer and sale of securities, and the Vendor has furnished to the Purchaser an opinion of counsel to that effect or such other written opinion as may be reasonably required by the Purchaser.

      The Vendor acknowledges that the certificates representing the Acquisition Shares shall bear the following legend:

            NO SALE, OFFER TO SELL, OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, IN RESPECT OF SUCH SHARES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT IS THEN IN FACT APPLICABLE TO SAID SHARES.

      The Vendor further acknowledges that trades of Acquisition Shares within British Columbia will be subject to restrictions imposed by the Securities Act (British Columbia) and that the Acquisition Shares may not be traded within British Columbia unless the trade is made solely through a registered dealer and a prospectus is filed with the British Columbia Securities Commission in respect of the Acquisition Shares (and a final receipt obtained for such prospectus) or an exemption from the registration and prospectus requirements may be relied upon.

                                    ARTICLE 3
                               REGISTRATION RIGHTS

 3.1 As soon as practicable after the Closing the Purchaser shall file a registration statement on Form SB-2 (or similar form) under the Securities Act of 1933 (United States) covering not more than 250,000 of the Acquisition Shares and will use its best efforts to cause such registration statement to be declared effective by the Securities and Exchange Commission at the earliest practicable date, all at the Purchaser's sole cost and expense. Such best efforts shall include responding to all comments received by the staff of the Securities and Exchange Commission and promptly preparing and filing amendments to such registration statement which are responsive to the comments received from the staff of the Securities and Exchange Commission. Such registration statement shall name the Vendor as the selling shareholder and shall provide for the sale by the Vendor of the Acquisition Shares being registered from time to time directly to purchasers or in the over-the-counter market or through or to securities brokers or dealers that may receive compensation in the form of discounts, concessions, or commissions. None of the foregoing shall in any way limit the Vendor's rights to sell any Acquisition Shares held by them in reliance on an exemption from the registration requirements under the Securities Act of 1933 (United States) in connection with a particular transaction.

 3.2 The Purchaser shall use its best efforts to maintain the currency of the registration statement filed with the Securities and Exchange Commission in respect of the Acquisition Shares being registered for a period of twelve months following the effective date thereof.


                                    ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES OF
                   THE VENDOR AND THE SIGNIFICANT SHAREHOLDERS

Representations and Warranties

4.1 Each of the Vendor and the Significant Shareholders jointly and severally represent and warrant in all material respects to the Purchaser, with the intent that the Purchaser will rely thereon in entering into this Agreement and in completing the transactions contemplated hereby, that:

The Company - Corporate Status and Capacity

(a) Incorporation. The Company is a corporation duly incorporated and validly subsisting under the laws of the State of Nevada, and is in good standing with the office of the Secretary of State for the State of Nevada;

(b)         Carrying  on  Business.  The  Company  carries  on  business  in the
            Province of British Columbia and does not carry on any material business activity in any other jurisdiction. The Company has an office in Vancouver, British Columbia and in no other locations. The nature of the Business does not require the Company to register or otherwise be qualified to carry on business in any other jurisdiction;

(c) Corporate Capacity. The Company has the corporate power, capacity and authority to own the Company Assets and to carry on the Business;

The Vendors - Capacity and Tax Matters

(d) Capacity. The Vendor has the full right, power and authority to enter into and complete this Agreement on the terms and conditions contained herein and to transfer and cause the transfer of full legal, registered and beneficial title and ownership of the Company Shares to the Purchaser;

The Company - Capitalization

(e) Authorized Capital. The authorized capital of the Company consists of 50,000,000 shares of Common Stock, par value $0.001 (being the Company Shares) and 5,000,000 shares of Preferred Stock, par value $0.001;

(f) Ownership of Company Shares. The issued and outstanding share capital of the Company will on to Closing consist of 100 shares of Common Stock, par value $0.001 (being the Company Shares), which shares on Closing shall be validly issued and outstanding as fully paid and non-assessable shares. The Vendor will be immediately prior to Closing the registered and beneficial owner of all of the Company Shares. The Vendor owns and will immediately prior to Closing own all of the Company Shares free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever;

(g) No Option. No person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the acquisition of the Company Shares or for the purchase, subscription or issuance of any of the unissued shares in the capital of the Company;

(h) No Restrictions. The transfer of the Company Shares to the Purchaser will not be restricted under the charter documents of the Company or under any agreement, and will be permitted under all applicable laws and regulations;

The Company - Records and Company Financial Statements

(i) Charter Documents. The charter documents of the Company have not been altered since the incorporation of the Company, except as filed in the record book of the Company;

(j) Books and Records. The books and records of the Company fairly and correctly set out and disclose in all material respects the financial position of the Company, and all material financial and other transactions of the Company relating to the Business, including any and all Company Material Contracts and any amendments thereto, have been accurately recorded or filed in such books and records;

(k) Company Financial Statements. The Company Financial Statements are true and correct and present fairly and correctly the assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Company as of the date thereof, and the sales and earnings of the Business during the period covered thereby, in all material respects, and have been prepared in substantial accordance with United States' generally accepted accounting principles consistently applied;

(l) Company Accounts Receivable. All Company Accounts Receivable (if any) are bona fide and are good and collectible without set-off or counterclaim;

(m)  Company   Accounts   Payable  and   Liabilities.   There  are  no  material
     liabilities, contingent or otherwise, of the Company which are not disclosed in Schedules "E" or "F" hereto or reflected in the Company Financial Statements, other than the Bridge Loan, except those incurred in the ordinary course of business since the date of the said financial statements, and the Company has not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of the Company, excluding the Bridge Loan, are described in Schedules "E" or "F" hereto;

(n) No Debt to Related Parties. The Company is not, and on Closing will not be, materially indebted to any of the Significant Shareholders nor to any family member of any of the Significant Shareholders, nor to any affiliate, director, officer or shareholder of the Company or the Vendor except as set forth in Schedule "F" hereto;

(o) No Related Party Debt to the Company. Neither the Vendor nor any of the Significant Shareholders are now indebted to or under any financial obligation to the Company on any account whatsoever, except for advances on account of travel and other expenses not exceeding $5,000 in total;

(p) No Dividends. No dividends or other distributions on any shares in the capital of the Company have been made, declared or authorized since the date of the Company Financial Statements;

(q) No Payments. No payments of any kind have been made or authorized since the date of the Company Financial Statements to or on behalf of the Vendor or the Significant Shareholders or to or on behalf of officers, directors, shareholders or employees of the Company or the Vendor or under any management agreements with the Company, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(r) No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting the Company;

(s)   No Adverse Events.  Since the date of the Company Financial Statements

(i)               there  has  not  been  any  material  adverse  change  in  the financial position or condition of the Company, its liabilities or the Company Assets or any damage, loss or other change in circumstances materially affecting the Company, the Business or the Company Assets or the Company's right to carry on the Business, other than changes in the ordinary course of business,

(ii) there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting the Company, the Business or the Company Assets,

(iii) there has not been any material increase in the compensation payable or to become payable by the Company to the Significant Shareholders or to any of the Company's officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv) the Business has been and continues to be carried on in the ordinary course,

(v)       the Company has not waived or surrendered any right of material value,

(vi) the Company has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii) no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made;

The Company - Income Tax Matters

(t) Tax Returns. All tax returns and reports of the Company required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by the Company or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(u) Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by the Company. The Vendors are not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

The Company - Applicable Laws and Legal Matters

(v) Licences. The Company holds all licences and permits as may be requisite for carrying on the Business in the manner in which it has heretofore been carried on, which licences and permits have been maintained and continue to be in good standing;

(w) Applicable Laws. The Company has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to it the violation of which would have a material adverse effect on the Company, and the Company is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the Business;

(x) Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding or enquiry pending or threatened against or relating to the Company, the Business, or any of the Company Assets, nor does the Company have any knowledge of any deliberate act or omission of the Company that would form any material basis for any such action, proceeding or enquiry;

(y) No Bankruptcy. The Company has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against the Company and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of the Company;

(z) Labour Matters. The Company is not party to any collective agreement relating to the Business with any labour union or other association of employees and no part of the Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of the Vendor or the Significant Shareholders, has made any attempt in that regard;

(aa)        Finder's  Fees.  The  Company  is not party to any  agreement  which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein except as due to Century Capital Management Ltd.;

Execution and Performance of Agreement

(bb) Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of the Vendor and this Agreement constitutes a legal, valid and binding obligation of the Vendor and is enforceable against the Vendor and the Significant Shareholders in accordance with its terms;

(cc)  No Violation or Breach.  The performance of this Agreement will not

(i) violate the charter documents of the Company or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which the Vendor, the Significant Shareholders, the Company, or any of them, is a party,

(ii) give any person any right to terminate or cancel any agreement including, without limitation, the Company Material Contracts, or any right or rights enjoyed by the Company,

(iii) result in any alteration of the Company's obligations under any agreement to which the Company is party including, without limitation, the Company Material Contracts,

(iv) result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favour of a third party upon or against the Company Assets,

(v) result in the imposition of any tax liability to the Company relating to the Company Assets or the Company Shares, or

(vi) violate any court order or decree to which the Company and the Vendors or any of them are subject.

The Company Assets - Ownership and Condition

(dd) Business Assets. The Company Assets comprise all of the property and assets of the Business, and none of the Vendor or the Significant Shareholders nor any other person, firm or corporation owns any assets used by the Company in operating the Business, whether under a lease, rental agreement or other arrangement;

(ee) Title. The Company is the legal and beneficial owner of the Company Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(ff) No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Company Assets;

(gg) Company Material Contracts. The Company Material Contracts listed in Schedule "B" constitute all of the material contracts of the Company;

(hh) No Default. There has not been any default in any material obligation of either of the Company, the Vendor or any Significant Shareholder or any other party to be performed under any of the Company Material Contracts, each of which is in good standing and in full force and effect and unamended, and the Vendor and the Significant Shareholders are not aware of any default in the obligations of any other party to any of the Company Material Contracts;

(ii) No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of the Company. The Company is not obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

The Company Assets - Company Equipment

(jj) Company Equipment. The Company Equipment has been maintained in a manner consistent with that of a reasonably prudent owner;

The Company Assets - Company Goodwill and Other Assets

(kk) Company Goodwill. The Company carries on the Business only under the names "WOW town,.com Inc." and vancouverwow.com and under no other business or trade names. The Company has the legal right to use its corporate name in the Province of British Columbia and neither the Company, the Vendor nor any of the Significant Shareholders are aware of any names similar to "wowtown" in use in any areas where the Business is conducted or is planned to be conducted. Neither the Vendor nor any Significant Shareholder has any knowledge of any infringement by the Company of any patent, trademark, copyright or trade secret;

The Business

(ll) Maintenance of Business. Since the date of the Company Financial Statements, the Business has been carried on in the ordinary course and the Company has not entered into any material agreement or commitment except in the ordinary course; and

(mm) No Ownership of Company. The Company does not own any subsidiary and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.

Non-Merger and Survival

4.2 The representations and warranties of the Vendor and the Significant Shareholders contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by the Purchaser, the representations and warranties of the Vendor and the Significant Shareholders shall survive the Closing.

Indemnity

4.3 The Vendor and the Significant Shareholders jointly and severally agree to indemnify and save harmless the Purchaser from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of the Vendor and the Significant Shareholders to defend any such claim), resulting from the breach by any of them of any representation or warranty of such party under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by the Vendor or the Significant Shareholders to the Purchaser hereunder.


                                    ARTICLE 5
                            COVENANTS OF THE VENDORS

Covenants

5.1 The Vendor and the Significant Shareholders jointly and severally covenant and agree with the Purchaser that they will:

(a) Conduct of Business. Until the Closing, conduct the Business diligently and in the ordinary course consistent with the manner in which the Business generally has been operated up to the date of execution of this Agreement;

(b) Preservation of Business. Until the Closing, use their best efforts to preserve the Business and the Company Assets and, without limitation, preserve for the Purchaser the Company's relationships with their suppliers, customers and others having business relations with them;

(c) Access. Until the Closing, give the Purchaser and its representatives full access to all of the properties, books, contracts, commitments and records of the Company relating to the Company, the Business and the Company Assets, and furnish to the Purchaser and its representatives all such information as they may reasonably request; and

(d) Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the transfer of the Company Shares to the Purchaser and to preserve and maintain the Company Assets, including the Company Material Contracts, notwithstanding the change in control of the Company arising from the purchase of the Company Shares by the Purchaser.

Authorization

5.2 The Vendor and the Significant Shareholders hereby agree to promptly cause the Company, upon the request of the Purchaser, to authorize and direct any and all federal, provincial, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting the Company to release any and all information in their possession respecting the Company to the Purchaser. The Vendor and the Significant Shareholders shall promptly cause the Company to execute and deliver to the Purchaser any and all consents to the release of information and specific authorizations which the Purchaser reasonably requires to gain access to any and all such information.

Survival

5.3 The covenants set forth in this Article shall survive until the Closing for the benefit of the Purchaser.


                                    ARTICLE 6
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Representations and Warranties

6.1 The Purchaser represents and warrants in all material respects to the Vendor and the Significant Shareholders, with the intent that the Vendor and the Significant Shareholders will rely thereon in entering into this Agreement and in completing the transactions contemplated hereby, that:

The Purchaser - Corporate Status and Capacity

(a) Incorporation. The Purchaser is a corporation duly incorporated and validly subsisting under the laws of the State of Delaware, and is in good standing with the office of the Secretary of State for the State of Delaware;

(b) Carrying on Business. The Purchaser has not carried on and does not now carry on any material business activity. The Purchaser has an office in Vancouver, British Columbia and in no other locations;

(c) Corporate Capacity. The Purchaser has the corporate power, capacity and authority to enter into and complete this Agreement;

(d) Reporting Status. The Purchaser Common Shares have been registered pursuant to s. 12(g) of the Securities and Exchange Act of 1934 (United States);

The Purchaser - Capitalization

(e) Authorized Capital. The authorized capital of the Purchaser consists of 30,000,000 Purchaser Common Shares, $0.0001 par value and 5,000,000 shares of preferred stock. $0.0001 par value, of which 2,249,000 Purchaser Common Shares and no shares of preferred stock are presently issued and outstanding;

(f) No Option. No person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the acquisition of Purchaser Common Shares or for the purchase, subscription or issuance of any of the unissued shares in the capital of the Purchaser save and except as referred to herein;

(g) Capacity. The Purchaser has the full right, power and authority to enter into and complete this Agreement on the terms and conditions contained herein;

(h) No Restrictions. There are no restrictions on the transfer, sale or other disposition of the Acquisition Shares contained in the charter documents of the Purchaser or under any agreement to which the Purchaser is a Party;

The Purchaser - Records and Financial Statements

(i) Charter Documents. The charter documents of the Purchaser have not been altered since the incorporation of the Purchaser, except as filed in the record books of the Purchaser;

(j) Books and Records. The books and records of the Purchaser fairly and correctly set out and disclose in all material respects the financial position of the Purchaser, and all material financial and other transactions of the Purchaser, including any and all contracts and any amendments thereto, have been accurately recorded or filed in such books and records;

(k) Purchaser Financial Statements. The Purchaser Financial Statements are true and correct and present fairly and correctly the assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Purchaser as of the respective dates thereof and have been prepared in substantial accordance with United States' generally accepted accounting principles consistently applied;

(l) Purchaser Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of the Purchaser which are not disclosed in Schedule "G" hereto or reflected in the Purchaser Financial Statements except those incurred in the ordinary course of business since the date of the said financial statements, and the Purchaser has not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of the Purchaser are described in Schedule "G" hereto;

(m) No Dividends. No dividends or other distributions on any shares in the capital of the Purchaser have been made, declared or authorized since the date of the Purchaser Financial Statements;

(n) No Payments. No payments of any kind have been made or authorized since the date of the Purchaser Financial Statements to or on behalf of officers, directors, shareholders or employees of the Purchaser or under any management agreements with the Purchaser;

(o) No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting the Purchaser;

(p) No Adverse Events. Since the date of the Purchaser Financial Statements there has not been any material adverse change in the financial position or condition of the Purchaser or its liabilities or any damage, loss or other change in circumstances materially affecting the Purchaser;

(q) Applicable Laws. The Purchaser has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to it the violation of which would have a material adverse effect on the Purchaser;

(r) Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding or enquiry pending or threatened against or relating to the Purchaser nor does the Purchaser have any knowledge of any deliberate act or omission of the Purchaser that would form any material basis for any such action, proceeding or enquiry;

(s) No Bankruptcy. The Purchaser has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against the Purchaser and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of the Purchaser;

(t) Finder's Fees. The Purchaser is not party to any agreement which provide for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein except as due to Century Capital Management Ltd.;

Execution and Performance of Agreement

(u) Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of the Purchaser and this Agreement constitutes a legal, valid and binding obligation of the Purchaser and is enforceable against it in accordance with its terms;

(v) No Violation or Breach. The performance of this Agreement will not violate the charter documents of the Purchaser or result in any breach of, or default under, any agreement to which the Purchaser is a party; and

The Purchaser - Acquisition Shares

(w) Acquisition Shares. The Acquisition Shares when delivered to the Vendor shall be validly issued and outstanding as fully paid and non-assessable shares, subject to the provisions of this Agreement, and the Acquisition Shares shall be transferable upon the books of the Purchaser, in all cases subject to the provisions and restrictions of all applicable securities laws.

Non-Merger and Survival

6.2 The representations and warranties of the Purchaser contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by the Vendor or the Significant Shareholders, the representations and warranties of the Purchaser shall survive the Closing.

Indemnity

6.3 The Purchaser agrees to indemnify and save harmless the Vendor and the Significant Shareholders from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of the Purchaser to defend any such claim), resulting from the breach by it of any representation or warranty of such party under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by the Purchaser to the Vendor and the Significant Shareholders hereunder.

                                    ARTICLE 7
                              EMPLOYMENT AGREEMENTS

      At the Closing, the Company shall enter into the Employment Agreements with David B. Jackson, Stephen C. Jackson and David Packman pursuant to which each of them will provide services to the Company.


                                    ARTICLE 8
                              CONDITIONS PRECEDENT

Conditions Precedent in favour of the Purchaser

8.1 The Purchaser's obligations to carry out the transactions contemplated hereby is subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a) all documents or copies of documents required to be executed and delivered to the Purchaser hereunder will have been so executed and delivered;

(b) pro forma financial statements showing the combined assets, liabilities, stockholders' equity and results of operations of the Purchaser and the Company, prepared in prepared in accordance with United States' generally accepted accounting principles and the requirements of the Securities and Exchange Commission will have been delivered to the Purchaser;

(c) the Purchaser shall have completed its due diligence review of the affairs of the Company, and shall be satisfied with same in all material respects;

(d) the Company shall have agreed to repay the Bridge Loan from the proceeds of the Private Placement;

(e) all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Vendor at or prior to the Closing will have been complied with or performed;

(f) title to the Company Shares and Company Assets will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(g) the Vendor will have transferred the Company Shares to the Purchaser and the Company Shares will be issued to the Purchaser and registered on the books of the Company in the name of the Purchaser at Closing;

(h) subject to Article 9 hereof, there will not have occurred

(i) any material adverse change in the financial position or condition of the Company, its liabilities or the Company Assets or any damage, loss or other change in circumstances materially and adversely affecting the Vendor, the Significant Shareholders, the Business or the Company Assets or the Company's right to carry on the Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii) any damage, destruction, loss or other event, including changes to any laws or statutes applicable to the Company or the Business (whether or not covered by insurance) materially and adversely affecting the Company, the Business or the Company Assets; and

(i) the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any.

Waiver by the Purchaser

8.2 The conditions precedent set out in the preceding section are inserted for the exclusive benefit of the Purchaser and any such condition may be waived in whole or in part by the Purchaser at or prior to Closing by delivering to the Vendor a written waiver to that effect signed by the Purchaser. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing the Purchaser shall be released from all obligations under this Agreement.

Conditions Precedent in Favour of Vendors

8.3 The obligation of the Vendor to carry out the transactions contemplated hereby is subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a) all documents or copies of documents required to be executed and delivered to the Vendor hereunder will have been so executed and delivered;

(b) all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Purchaser at or prior to the Closing will have been complied with or performed;

(c) the Purchaser will have delivered the Acquisition Shares to the Vendor and the Acquisition Shares will be registered on the books of the Purchaser in the name of the Vendor at Closing;

(d) title to the Acquisition Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(e) the board of directors of the Purchaser shall have appointed the Significant Shareholders as directors of the Purchaser; and

(f) the Purchaser shall have received duly executed subscriptions for not less that 500 Purchaser Preferred Shares pursuant to the Private Placement and shall have received in full the subscription funds therefore, such funds being held in escrow pending Closing.

Waiver by Vendor

8.4 The conditions precedent set out in the preceding section are inserted for the exclusive benefit of the Vendor and any such condition may be waived in whole or in part by the Vendor at or prior to the Closing by delivering to the Purchaser a written waiver to that effect signed by the Vendor. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing the Vendor shall be released from all obligations under this Agreement.

Nature of Conditions Precedent

8.5 The conditions precedent set forth in this Article are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $1.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions of precedent in favour of the other party or parties set forth in this Article.

Confidentiality

8.6 Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this Agreement and all information and documents received from the Company and the contents thereof confidential and not utilize nor reveal or release same, provided, however, that the Purchaser will be required to issue one or more news releases and file a Current Report on Form 8-K with the Securities and Exchange Commission respecting the proposed share purchase contemplated hereby.


                                    ARTICLE 9
                                      RISK

      If any material loss or damage to the Business occurs prior to Closing and such loss or damage, in the Purchaser's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, the Purchaser shall, within seven (7) days following any such loss or damage, by notice in writing to the Vendors, at its option, either:

(a) terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b) elect to complete the purchase of the Company Shares and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to the Purchaser's obligations to carry out the transactions contemplated hereby, be vested in the Company or otherwise adequately secured to the satisfaction of the Purchaser on or before the Closing Date.


                                   ARTICLE 10
                                    CLOSING

Closing

10.1 The purchase and sale of the Company Shares and the other transactions contemplated by this Agreement will be closed at the Place of Closing in accordance with the closing procedure set out in this Article.

Documents to be Delivered by Vendors

10.2 On or before the Closing, the Vendor will deliver or cause to be delivered to the Purchaser:

(a) certified copies of such resolutions of the directors of the Vendor as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(b) the original or certified copies of the charter documents of the Company and all corporate records documents and instruments of the Company, the corporate seals of the Company and all books and accounts of the Company;

(c) certificates representing the Company Shares, duly endorsed for transfer to the Purchaser, together with a duly executed share certificate respecting the Company Shares issued to the Purchaser and recorded in the share register of the Company;

(d) all reasonable consents or approvals required to be obtained by the Vendor and the Company for the purposes of validly transferring the Company Shares to the Purchaser and preserving and maintaining the interests of the Company under any and all Company Material Contracts and in relation to the Company Assets;

(e) certified copies of such resolutions of the shareholders and directors of the Company as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(f) an acknowledgement from the Vendor of the satisfaction of the conditions precedent set forth in section 8.3 hereof;

(g)        the Employment Agreements, duly executed by the parties thereto; and

(h) such other documents as the Purchaser may reasonably require to give effect to the terms and intention of this Agreement.

Documents to be Delivered by the Purchaser

10.3 On or before the Closing, the Purchaser shall deliver or cause to be delivered to the Vendors:

(a) share certificates representing the Acquisition Shares duly registered in the name of the Vendor;

(b) certified copies of such resolutions of the director of the Purchaser as are required to be passed to authorize the execution, delivery and implementation of this Agreement; and

(c) an acknowledgement from the Purchaser of the satisfaction of the conditions precedent set forth in section 8.1 hereof.


                                   ARTICLE 11
                               GENERAL PROVISIONS

Arbitration

11.1 The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith. If such good negotiation fails to resolve such dispute, controversy, difference or claim within fifteen (15) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration in the City of Vancouver, British Columbia.

Notice

11.2 Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address of the intended recipient stated above by personal delivery, prepaid single certified or registered mail, or telecopier. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by telecopier shall be deemed to have been received on the actual date of delivery.

Change of Address

11.3 Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

Further Assurances

11.4 Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

Time of the Essence

11.5 Time is expressly declared to be the essence of this Agreement.

Entire Agreement

11.6 The provisions contained herein constitute the entire agreement among the Vendor, the Purchaser and the Significant Shareholders respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among the Vendor, the Purchaser and the Significant Shareholders with respect to the subject matter hereof.

Enurement

11.7 This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Assignment

11.8 This Agreement is not assignable without the prior written consent of the parties hereto.

Counterparts

11.9 This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

Applicable Law

11.10 This Agreement is subject to the laws of the Province of British Columbia and the laws of Canada applicable therein and, subject to section 11.1 hereof, the parties hereto to attorn to the exclusive jurisdiction of the Courts of the Province of British Columbia.

Independent Legal Advice

11.11 The parties hereto acknowledge that they have each received independent legal advice with respect to the terms of this Agreement and the transactions contemplated herein or have knowingly and willingly elected not to do so. The parties hereto further acknowledge that this Agreement has been prepared by Century Capital Management Ltd. as a convenience to the parties only, and that Century Capital Management Ltd. has not provided any of the parties hereto with any professional advice with respect to this Agreement.


IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.


                                          PARAMOUNT SERVICES CORP.


                                          By:   ___________________________
                                                Authorized Signatory
_______________________
Witness

_______________________
Name

______________________

______________________
Address


                                          595796 B.C. LTD.


                                          By:   ___________________________
                                                Authorized Signatory

_______________________
Witness

_______________________
Name

______________________

______________________
Address


                                         ___________________________________
                                         DAVID B. JACKSON
_______________________
Witness

_______________________
Name

______________________

______________________
Address

                                         ___________________________________
                                         STEPHEN C. JACKSON
_______________________
Witness

_______________________
Name

______________________

______________________
Address



                                         ___________________________________
                                         DAVID PACKMAN
_______________________
Witness

_______________________
Name

______________________

______________________
Address




This is Page 22 to the Share Exchange Agreement dated January 13, 2000 among Paramount Services Corp., 595796 B.C. Ltd., David B. Jackson, Stephen C. Jackson and David Packman.